ARTICLES OF ORGANIZATION

OF

WELLNESS INSTITUTE OF MARYLAND, LLC

FIRST: The undersigned, Jonathan R. Wachs, whose post office address is 8171 Maple Lawn Blvd., Suite 200, Fulton, Maryland 20759, does hereby form a limited liability company by the execution and filing of these Articles.

SECOND: Throughout these Articles, any word or words that are defined in the Maryland Limited Liability Company Act (the “LLC Act”), as amended from time to time, shall have the same meaning as provided in the LLC Act unless otherwise defined herein.

THIRD: The name of the limited liability company (hereinafter referred to as the “Company”) shall be:

WELLNESS INSTITUTE OF MARYLAND, LLC

FOURTH: The address of the principal office of the Company in this State is 50 Carroll Creek Way, Suite 340, Frederick, Maryland 21701. The name and address of the resident agent of the Company in this State is Theodore A. Offit, 8171 Maple Lawn Blvd., Suite 200, Fulton, Maryland, 20759.

FIFTH: The Company shall have perpetual duration.

SIXTH: The Company is formed for the following purposes:

(a) To provide complementary and alternative medicinal services including, without limitation, the manufacture and sale of medical marijuana products and to engage in all services and activities related thereto; and

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(b) To engage in any lawful act or activity for which limited liability companies may be organized under the LLC Act.

SEVENTH: The authority of members of the Company to act for the Company solely by virtue of their being members is limited.

IN WITNESS WHEREOF, I have signed these Articles of Organization and acknowledged the same to be my act on this 3rd day of February, 2015.

/s/ JONATHAN R. WACHS
JONATHAN R. WACHS

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Wellness Institute of Maryland, LLC - Articles of Organization

WELLNESS INSTITUTE OF MARYLAND, LLC

Consent of Resident Agent

The undersigned, THEODORE A. OFFIT, hereby consents to be named as Resident Agent of WELLNESS INSTITUTE OF MARYLAND, LLC, a Maryland limited liability company. The undersigned is a citizen of the State of Maryland and actually resides therein.

Date: February 3, 2015

/s/ THEODORE A. OFFIT
THEODORE A. OFFIT

CUST ID: 0003205641
WORK ORDER: 0004422221 DATE: 02-09-2015 05:19 PM AMT. PAID : $150.00

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Wellness Institute of Maryland, LLC - Articles of Organization